UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 8, 2019 (March 4, 2019)

BARNES & NOBLE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12302 (Commission File Number)	06-1196501 (IRS Employer Identification No.)

122 Fifth Avenue, New York, New York (Address of principal executive offices)	10011 (Zip Code)

Registrant’s telephone number, including area code: (212) 633-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements with Timothy Mantel, William E. Wood and Mary Ellen Keating

Effective as of March 4, 2019 (the “Effective Date”), Barnes & Noble, Inc. (the “Company”) entered into an employment agreement with each of Timothy Mantel, William E. Wood and Mary Ellen Keating (each, an “Agreement”), with the term of each Agreement beginning on the Effective Date and ending on the third anniversary thereof. The term of each Agreement will automatically renew for additional one‑year periods, unless either party gives the other party 90 days written notice.

Pursuant to the Agreements, Mr. Mantel agrees to continue to serve as Executive Vice President, Chief Merchandising Officer, Mr. Wood agrees to serve as Executive Vice President, President Digital, and Ms. Keating agrees to continue to serve as Senior Vice President, Corporate Communications, and each executive will report to the Company’s chief executive officer or, in the absence of an individual serving in such role, the Chairman of the Board of Directors.  Messrs. Mantel and Wood and Ms. Keating will be entitled to an annual base salary of $600,000, $600,000 and $640,000, respectively, or such higher amount as determined by the Compensation Committee of the Company’s Board of Directors (the “Committee”).  For fiscal year 2020, Messrs. Mantel and Wood and Ms. Keating will receive equity-based awards pursuant to the Company’s long-term equity incentive program, with 50% of such awards granted in the form of time-based restricted stock units and 50% of such awards granted in the form of performance-based restricted stock units, and in each subsequent fiscal year the executives will be eligible to participate in the Company’s long-term equity incentive program, as determined by the Committee.

During each fiscal year following the Effective Date, Messrs. Mantel and Wood and Ms. Keating will receive an annual bonus determined by the Committee with a target bonus amount of no less than 60%, 60% and 40%, respectively, of their annual base salaries.  The Agreements also provide that each executive will receive any benefits to which he or she is entitled under the employee benefits plans that the Company provides for its employees and executive officers generally.

Pursuant to the Agreements, Messrs. Mantel and Wood and Ms. Keating will be entitled to severance benefits in connection with certain terminations of employment. In the event that the executive’s employment is terminated by the Company without “cause” or if the executive terminates for “good reason”, subject to the execution of a release of claims against the Company, the executive will be entitled to a lump-sum payment of an amount equal to his or her annual base salary.  The Agreements additionally entitle each executive to participate in the Company’s Change in Control Severance Plan, dated as of December 4, 2018, or any successor plan thereto (the “Change in Control Severance Plan”).

The Agreements additionally provide that Messrs. Mantel and Wood and Ms. Keating will be subject to certain restrictive covenants regarding competition, solicitation, confidentiality and disparagement. The non-competition and non-solicitation covenants apply during the term of the Agreement and for the one-year period following termination of employment, and the confidentiality and non‑disparagement covenants apply during the term of the Agreement and at all times thereafter.

The foregoing description of each Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to each Agreement filed as Exhibits 10.1, 10.2 and 10.3 to this report and incorporated by reference herein.

Amendment to the Employment Agreement with Allen W. Lindstrom

Effective as of March 4, 2019, Mr. Lindstrom and the Company entered into an amendment to Mr. Lindstrom’s employment agreement with the Company dated as of December 23, 2013 (such agreement, the “Lindstrom Agreement” and such amendment, the “Amendment”), which provides that the term of the Lindstrom Agreement, as amended, will begin on the Effective Date and end on the third anniversary thereof, subject to automatic renewal for additional one-year periods in accordance with the Lindstrom Agreement.  Pursuant to the Amendment, Mr. Lindstrom agrees to serve as Executive Vice President, Chief Financial Officer, and will report to the Company’s chief executive officer or, in the absence of an individual serving in such role, the Chairman of the Board of Directors.  In addition, the Amendment provides that Mr. Lindstrom is entitled to: (i) an annual base salary of $600,000; (ii) for fiscal year 2020, equity-based awards pursuant to the Company’s long-term equity incentive program, with 50% of such awards granted in the form of time-based restricted stock units and 50% of such awards granted in the form of performance-based restricted stock units, and, in each subsequent fiscal year, eligibility to participate in the Company’s long-term equity incentive program, as determined by the Committee; and (iii) the greater of the enhanced severance payments and benefits payable in connection with a qualifying termination of employment following a “change in control” pursuant to the Lindstrom Agreement and such payments and benefits payable pursuant to the Change in Control Severance Plan, as in effect as of the Effective Date.  In addition, the Amendment includes certain changes to the restrictive covenants regarding competition and confidentiality, which generally are intended to align such restrictions with those generally applicable to the Company’s executives in accordance with the Agreements and the Change in Control Severance Plan.

The foregoing description of the Amendment is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Amendment filed as Exhibit 10.4 to this report and incorporated by reference herein.

Retention Award

Effective as of March 4, 2019, each of Messrs. Lindstrom, Mantel and Wood and Ms. Keating was granted a cash retention award equal to $1.05 million, $960,000, $960,000 and $896,000, respectively, in connection with each executive’s entering into an Agreement or Amendment, as applicable, and in recognition of each executive’s efforts and to encourage continued dedication to the Company (each, a “Retention Award”).  Each Retention Award was made pursuant to an agreement (a “Retention Award Agreement”), which provides that the Retention Award will be payable upon the earlier of (i) March 4, 2022 and (ii) the first anniversary of a “change in control”, subject to the continued employment of each executive as of the applicable date, and will be payable in addition to any payments the executive may become entitled to under the Change in Control Severance Plan.  In the event the executive’s employment is terminated without “cause” at any time, or, following a “change in control”, by the executive for “good reason,” the executive will be entitled to receive the Retention Award (subject to the execution of a release of claims).

The foregoing description of the Retention Award Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Form of Retention Award Agreement filed as Exhibit 10.5 to this report and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Agreement between Barnes & Noble, Inc. and Timothy Mantel
10.2	Employment Agreement between Barnes & Noble, Inc. and William E. Wood
10.3	Employment Agreement between Barnes & Noble, Inc. and Mary Ellen Keating
10.4	Amendment to Employment Agreement between Barnes & Noble, Inc. and Allen W. Lindstrom
10.5	Form of Retention Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNES & NOBLE, INC.

Date: March 8, 2019	By:	/s/ Bradley A. Feuer
Name: Bradley A. Feuer
Title: Vice President, General Counsel & Corporate Secretary